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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

     Date of Report (Date of earliest event reported): September 30, 1999

                          THE NEIMAN MARCUS GROUP, INC.
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             (Exact Name of Registrant as Specified in its Charter)

         Delaware                         1-9659                  95-4119509
(State or Other Jurisdiction           (Commission              (IRS Employer
     of Incorporation)                 File Number)          Identification No.)

27 Boylston Street, Chestnut Hill, Massachusetts                02467
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(Address of Principal Executive Offices)                      (Zip Code)

                  (617) 232-0760
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 (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

     On September 30, 1999, The Neiman Marcus Group, Inc. ("NMG") consummated a recapitalization in which its outstanding Common Stock, par value $.01 per share ("Common Stock"), was converted into two classes of common stock, consisting of Class A Common Stock, par value $.01 per share ("Class A Common Stock"), which is entitled to elect up to 18% of the Board of Directors of NMG, and Class B Common Stock, par value $.01 per share ("Class B Common Stock"), which is entitled to elect 82% of the Board of Directors of NMG (the "Recapitalization"). Prior to the Recapitalization, Harcourt General, Inc. ("Harcourt General") was the beneficial owner of 26,429,502 shares of Common Stock. Pursuant to the Recapitalization, 21,440,960 shares of Class B Common Stock have been issued to Harcourt General in exchange for the same number of shares of Common Stock held by Harcourt General. The remainder of the Common Stock, including 4,988,542 shares retained by a wholly-owned subsidiary of Harcourt General, has been converted into Class A Common Stock. Harcourt General has previously announced its intention to distribute on a tax-free basis its shares of Class B Common Stock to the common stockholders of Harcourt General.











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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 HE NEIMAN MARCUS GROUP, INC.



Dated:  October 1, 1999          By:  /s/ Eric P. Geller
                                      -------------------------------
                                      Eric P. Geller
                                      Senior Vice President, General Counsel and
                                      Secretary